Supplemental Agreement

Whereas, Xi’an TCH Energy Technology Co., Ltd. (hereinafter as “Xi’an TCH”), the borrower, entered into a Jingu Trust (2010) No.2-1 Capital Trust Loan Agreement under Jingu·CREG No.1 Recycling Economic Collective Trust Plan (hereinafter as “Trust Loan Agreement”) with China Jingu International Trust Co., Ltd (hereinafter as “Jingu”), the Lender, on August 18, 2010. Pursuant to the Trust Loan Contract, Xi’an TCH drew down the loan in the principal amount of RMB50 million on January 30, 2011;

Whereas, based upon the negotiation among Xi’an TCH, Jingu and another beneficiary of the Trust Plan—Kent International Industrial (Shenzhen) Limited (hereinafter as “Kent”), parties agree to amend Trust Loan Agreement and terminate Trust Loan Agreement prior to its expiration date.

All parties have reached the following agreements on the changes and amendments to the Trust Loan Agreement:

Article I  Early Repayment

All parties agree Xi’an TCH shall repay the entire loan principal of RMB50 million under Trust Loan Agreement together with accrued interests due and other payables in one lump sum into the following account designated by Jingu before December 16, 2011:

Account name: China Jingu International Trust Co., Ltd

Account number: xxxxxxxxxxxxxxxxxxxxxxxxx

Bank of deposit: Xi’an City Commercial Bank, South City Branch

Xi’an TCH agrees to pay interest to Jingu Trust at 18% per annum.

The repayment obligation by Xi’an TCH is subject to such principal, interests and other payables arrive to above bank account of Jingu before the end of working day of December 16, 2011.

Article II  Effect of termination

In consideration of Trust Loan Agreement and Note Purchase Agreement (the “Note Purchase Agreement”) by China Recycling Energy Corporation (“CREG”) and China Cinda (Hong Kong) Asset Management Co., Ltd (“Cinda”) and other parties on August 18, 2010 constitute as one transaction, Xi’an TCH’s obligations under Trust Loan Agreement shall be terminated if the following conditions have been satisfied:

1. This Agreement becomes effect upon execution by authorized representatives of all parties;

2. Xi’an TCH has paid back principal and interests under Trust Loan Agreement in full and on time according to Article I of this Agreement; and

3. CREG has signed supplemental agreement with Cinda to amend Note Purchase Agreement and relevant agreements and has signed relevant agreement on financial arrangement for the implementation of the supplemental agreement. To avoid ambiguity, agreements and financial arrangement mentioned herein are limited to Supplemental Agreement, Certificate For Additional Collateral, Financial Arrangements for Certain Overseas Payment, Personal Guarantee by Ku Guohua and Guarantee by Shanghai TCH entered by relevant parties on December 9, 2011.

Article III  Default Event and the Remedy

If Xi’an TCH fails to repay the principal, interests and other payables in full and on time according to the Article I of this Supplemental Agreement, it shall be charged a penalty for the unpaid amount at a rate of 23% per annum for each day of the amount is overdue.

The rights and remedies of Jingu and Kent under Trust Loan Agreement remain valid and effective before Xi’an TCH repays the principal, interest and other payables on time and in full according to Article I of this Supplemental Agreement.

Article IV Miscellaneous

The expenses and costs arising out of execution this Supplemental Agreement shall be undertaken as follows:

1. The expenses and costs (including but not limited to attorney fees, travel expense and processing fees for changing of the registration) arising out the execution of this Supplemental Agreement by Cinda, Kent and Jingu shall be borne by themselves, respectively;

2. The expenses (including but not limited to all expenses for termination of all guarantee agreement under Trust Loan Agreement) arising out of the execution of this Supplemental Agreement by Xi’an TCH shall be borne by Xi’an TCH itself;

3. If there is any litigation, enforcement costs or related attorney fees and travel expenses of Cinda, Jingu and Kent caused by Xi’an TCH’s not paying the amount due according to this Supplemental Agreement, Xi’an TCH shall pay such expenses upon its receiving the notice from such party, unless the court decides otherwise. If Xi’an TCH fails to pay such expenses on time and in full according to the notice, it shall also pay a delay fee at a rate of 18% per annum.

Article V Cited Terms

Unless otherwise stipulated in this Supplemental Agreement, Article 12 and Article 13 of Trust Loan Agreement apply to this Supplemental Agreement, as integral part of this Supplemental Agreement.

The Mortgage Guarantee Contract, Share Pledge Agreement, Accounts Receivable Pledge Agreement and its Registration Agreement, Ku Guohua Personal Guarantee Contract,    Shanghai TCH Guarantee Contract and Account Supervision Contract under the Jingu·CREG No.1 Recycling Economic Collective Trust Plan, which were executed on the same day of the Trust Loan Agreement, shall be automatically terminated and canceled on the date when all the outstanding amount under this Supplemental Agreement are paid.

For the purpose of releasing the above guarantees, per request of Xi’an TCH,  Jingu shall issue letters of authorization and/or notary documents that are required to release/cancel above agreements or contracts to Xi’an TCH or its assigned entity or person immediately.

In Witness Whereof, all parties have agreed and executed this agreement.

Signing page of Supplemental Agreement of Trust Loan Agreement

Borrower (Official seal): Xi’an TCH Energy Technology Co., Ltd

Legal representative or authorized representative (Signature)

Lender (Official seal): China Jingu International Trust Co., Ltd

Legal representative or authorized representative (Signature)

December 9, 2011